Exhibit 99

FOR IMMEDIATE RELEASE

3M Delivers Record Third-Quarter Results

Highlights:

—            Earnings per share of $1.78, a third-quarter record

—            All-time record quarterly sales of $7.9 billion

—            Organic local-currency sales growth of 5.8 percent

—            Operating income margins of 22.0 percent

—            Returned $2.0 billion to shareholders via dividends and gross share repurchases

ST. PAUL, Minn. — October 24, 2013 - 3M (NYSE: MMM) today reported third-quarter earnings of $1.78 per share, an increase of 7.9 percent versus the third quarter of 2012. Sales grew 5.6 percent year-on-year to $7.9 billion. Organic local-currency sales grew 5.8 percent, acquisitions added 1.5 percent to sales and currency impacts reduced sales by 1.7 percent year-on-year.

Operating income was $1.7 billion and operating income margins for the quarter were 22.0 percent. Third-quarter net income was $1.2 billion and free cash flow was $0.7 billion.

The company paid $431 million in cash dividends to shareholders and repurchased $1.54 billion of its own shares during the quarter.

Organic local-currency sales growth was 8.1 percent in Safety and Graphics, 6.8 percent in Health Care, 6.2 percent in Industrial, 4.2 percent in Consumer and 3.8 in Electronics and Energy. On a geographic basis, organic local-currency sales grew 10.5 percent in Latin America/Canada, 6.8 percent in Asia Pacific, 4.5 percent in the U.S. and 4.3 percent in EMEA (Europe, Middle East and Africa).

“The 3M team delivered another strong performance in the third quarter,” said Inge G. Thulin, 3M’s chairman, president and chief executive officer. “All business groups generated positive organic sales growth and operating margins above 20 percent. At the same time, we further strengthened the company through increased investments in innovation, commercialization and manufacturing. Finally, we returned $2 billion of cash to our shareholders during the quarter via dividends and gross share repurchases, or $4.8 billion through nine months of the year.”

3M updated its full-year performance expectations. The company anticipates 2013 earnings to be in the range of $6.65 to $6.75 per share versus a previous expectation of $6.60 to $6.85 per share. 3M expects full year organic local-currency sales growth of 3 to 4 percent versus a previous expectation of 2 to 5 percent. In addition, the company expects that free cash flow conversion will be approximately 90 percent.

Third-Quarter Business Group Discussion

Industrial

•                  Sales of $2.7 billion, up 8.6 percent in U.S. dollars. Organic local-currency sales increased 6.2 percent, acquisitions (Ceradyne) added 4.1 percent to sales and foreign currency translation reduced sales by 1.7 percent.

•                  On an organic local-currency basis:

•                  Sales grew in all businesses, led by aerospace, automotive, advanced materials, liquid filtration, automotive aftermarket and industrial adhesives and tapes.

•                  Sales rose in all major geographies, with double-digit growth in Latin America/Canada.

•                  Operating income was $568 million, equal to third quarter of 2012; operating margin of 21.3 percent.

Electronics and Energy

•                  Sales of $1.4 billion, an increase of 2.5 percent in U.S. dollars. Organic local-currency sales increased 3.8 percent and foreign currency translation reduced sales by 1.3 percent.

•                  On an organic local-currency basis:

•                  Positive sales growth in both electronics- and energy-related businesses.

•                  Sales grew in Asia Pacific, Latin America/Canada and EMEA, and declined in the U.S.

•                  Operating income was $300 million, up 3.2 percent year-on-year; operating margin of 20.7 percent.

Safety and Graphics

•                  Sales of 1.4 billion, up 6.7 percent in U.S. dollars. Organic local-currency sales increased 8.1 percent; acquisitions (Federal Signal Technologies) added 0.9 percent to sales and foreign currency translation reduced sales by 2.3 percent.

•                  On an organic local-currency basis:

•                  Sales grew at a double-digit rate in roofing granules and personal safety; sales declined in architectural markets.

•                  Sales rose in all major geographies, with double-digit growth in Asia Pacific and Latin America/Canada.

•                  Operating income was $315 million, an increase of 7.3 percent year-on-year; operating margin of 21.8 percent.

Health Care

•                  Sales of $1.3 billion, up 5.5 percent in U.S. dollars. Organic local-currency sales increased 6.8 percent and foreign currency translation reduced sales by 1.3 percent.

•                  On an organic local-currency basis:

•                  Sales grew across the portfolio led by double-digit growth in food safety and health information systems.

•                  Sales rose in all major geographies, with double-digit growth in Latin America/Canada.

•                  Operating income was $426 million, an increase of 6.7 percent; operating margin of 32.1 percent.

Consumer

•                  Sales of $1.2 billion, up 2.1 percent in U.S. dollars. Organic local-currency sales increased 4.2 percent, divestitures reduced sales by 0.2 percent and foreign currency translation reduced sales by 1.9 percent.

•                  On an organic local-currency basis:

•                  Sales growth was strongest in consumer health care, home care, stationery and office supplies and DIY.

•                  Sales grew in all geographic areas led by Latin America/Canada and Asia Pacific.

•                  Operating income was $247 million, up 0.6 percent year-on-year; operating margin of 21.5 percent.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•                  Live webcast at http://investor.3M.com.

•                  Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•                  Webcast replay:

Go to 3M’s Investor Relations website at http://investor.3M.com and click on “Quarterly Earnings.”

•                  Telephone replay:

Call 800-633-8284 (for both U.S. and outside the U.S.; access code is 21609533).

The telephone replay will be available until 10:00 a.m. CDT on October 29, 2013.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended September 30,		Nine-months ended September 30,
	2013	2012	2013	2012

Net sales	$7,916	$7,497	$23,302	$22,517

Operating expenses
Cost of sales	4,148	3,935	12,130	11,694
Selling, general and administrative expenses	1,609	1,487	4,808	4,567
Research, development and related expenses	420	397	1,277	1,216

Total operating expenses	6,177	5,819	18,215	17,477

Operating income	1,739	1,678	5,087	5,040

Interest expense and income
Interest expense	33	44	113	127
Interest income	(10)	(10)	(30)	(29)

Total interest expense — net	23	34	83	98

Income before income taxes	1,716	1,644	5,004	4,942

Provision for income taxes	471	464	1,399	1,435

Net income including noncontrolling interest	$1,245	$1,180	$3,605	$3,507

Less: Net income attributable to noncontrolling interest	15	19	49	54

Net income attributable to 3M	$1,230	$1,161	$3,556	$3,453

Weighted average 3M common shares outstanding — basic	679.8	693.0	686.4	694.7
Earnings per share attributable to 3M common shareholders — basic	$1.81	$1.68	$5.18	$4.97

Weighted average 3M common shares outstanding — diluted	691.8	703.1	697.7	703.9
Earnings per share attributable to 3M common shareholders — diluted	$1.78	$1.65	$5.10	$4.91

Cash dividends paid per 3M common share	$0.635	$0.59	$1.905	$1.77

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Sep. 30, 2013	Dec. 31, 2012	Sep. 30, 2012
ASSETS
Current assets
Cash and cash equivalents	$2,340	$2,883	$3,029
Marketable securities — current	971	1,648	1,989
Accounts receivable — net	4,594	4,061	4,409
Inventories	3,948	3,837	3,842
Other current assets	1,429	1,201	1,225
Total current assets	13,282	13,630	14,494
Marketable securities — non-current	1,547	1,162	1,400
Investments	150	163	142
Property, plant and equipment — net	8,448	8,378	7,939
Goodwill and intangible assets — net	9,087	9,310	9,063
Prepaid pension benefits	24	16	47
Other assets	1,066	1,217	1,394
Total assets	$33,604	$33,876	$34,479

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$2,244	$1,085	$1,506
Accounts payable	1,718	1,762	1,805
Accrued payroll	688	701	684
Accrued income taxes	373	371	301
Other current liabilities	2,416	2,281	2,299
Total current liabilities	7,439	6,200	6,595
Long-term debt	3,533	4,916	4,852
Pension and postretirement benefits	2,694	3,086	3,114
Other liabilities	1,686	1,634	1,777
Total liabilities	$15,352	$15,836	$16,338

Total equity	$18,252	$18,040	$18,141
Shares outstanding
September 30, 2013: 673,269,679 shares
December 31, 2012: 687,091,650 shares
September 30, 2012: 691,931,278 shares
Total liabilities and equity	$33,604	$33,876	$34,479

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Nine-months ended September 30,
	2013	2012
NET CASH PROVIDED BY OPERATING ACTIVITIES	$3,824	$3,562

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,122)	(977)
Acquisitions, net of cash acquired	—	(248)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	313	(938)
Other investing activities	107	29

NET CASH USED IN INVESTING ACTIVITIES	(702)	(2,134)

Cash flows from financing activities:
Change in debt	(234)	1,197
Purchases of treasury stock	(3,538)	(1,490)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	1,372	772
Dividends paid to shareholders	(1,307)	(1,228)
Other financing activities	64	35

NET CASH USED IN FINANCING ACTIVITIES	(3,643)	(714)

Effect of exchange rate changes on cash and cash equivalents	(22)	96

Net increase (decrease) in cash and cash equivalents	(543)	810
Cash and cash equivalents at beginning of year	2,883	2,219

Cash and cash equivalents at end of period	$2,340	$3,029

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2013	2012	2013	2012

NON-GAAP MEASURES

Free Cash Flow:
Net cash provided by operating activities	$1,151	$1,345	$3,824	$3,562
Purchases of property, plant and equipment	(404)	(358)	(1,122)	(977)

Free Cash Flow (a)	$747	$987	$2,702	$2,585

(a)              Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

	September 30,
	2013	2012
OTHER NON-GAAP MEASURES:
Net Working Capital Turns (b)	4.6	4.7

(b)              The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. GAAP and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

During the first quarter of 2013, 3M completed a realignment of its business segments, as discussed in the following “Business Segments” section, and realigned its geographic area reporting to include Puerto Rico in the United States, rather than in the Latin America/Canada region.  The financial information presented herein reflects, for all periods presented, the impact of these realignments.

	Three-months ended September 30, 2013
			Europe,
			Middle	Latin
Sales Change Analysis	United	Asia-	East and	America/	World-
By Geographic Area	States	Pacific	Africa	Canada	Wide

Volume – organic	3.7%	7.3%	3.4%	4.9%	4.8%
Price	0.8	(0.5)	0.9	5.6	1.0
Organic local-currency sales	4.5	6.8	4.3	10.5	5.8
Acquisitions	2.7	0.2	2.2	0.2	1.5
Divestitures	(0.1)	—	—	—	—
Translation	—	(5.3)	3.1	(6.3)	(1.7)
Total sales change	7.1%	1.7%	9.6%	4.4%	5.6%

	Three-months ended September 30, 2013
	Organic
Worldwide	local-				Total
Sales Change Analysis	currency	Acqui-	Divest-	Trans-	sales
By Business Segment	sales	sitions	itures	lation	change

Industrial	6.2%	4.1%	—%	(1.7)%	8.6%
Safety and Graphics	8.1%	0.9%	—%	(2.3)%	6.7%
Electronics and Energy	3.8%	—%	—%	(1.3)%	2.5%
Health Care	6.8%	—%	—%	(1.3)%	5.5%
Consumer	4.2%	—%	(0.2)%	(1.9)%	2.1%

	Nine-months ended September 30, 2013
			Europe,
			Middle	Latin
Sales Change Analysis	United	Asia-	East and	America/	World-
By Geographic Area	States	Pacific	Africa	Canada	Wide

Volume – organic	2.1%	4.6%	1.0%	3.4%	2.7%
Price	0.5	(0.9)	0.6	5.4	0.7
Organic local-currency sales	2.6	3.7	1.6	8.8	3.4
Acquisitions	3.0	0.3	2.2	0.4	1.7
Divestitures	(0.1)	—	—	—	—
Translation	—	(4.0)	0.8	(4.8)	(1.6)
Total sales change	5.5%	—%	4.6%	4.4%	3.5%

	Nine-months ended September 30, 2013
	Organic
Worldwide	local-	Total			Total
Sales Change Analysis	currency	Acqui-	Divest-	Trans-	sales
By Business Segment	sales	sitions	itures	lation	change

Industrial	4.2%	4.1%	—%	(1.7)%	6.6%
Safety and Graphics	4.0%	1.7%	—%	(2.0)%	3.7%
Electronics and Energy	—%	—%	—%	(1.2)%	(1.2)%
Health Care	5.5%	0.1%	—%	(1.3)%	4.3%
Consumer	3.6%	—%	(0.1)%	(1.7)%	1.8%

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2013, 3M completed a realignment of its business groups (segments) to better serve global markets and customers. This realignment included:

•                       The alignment of divisions into five business groups (segments) as further described below.

•                       The combination of certain existing divisions into new divisions. These included the Traffic Safety and Security Division (reflecting the combination of the former Traffic Safety Systems Division and Security Systems Division) and the Optical Systems Division (reflecting the combination of the former Optical Systems Division and Mobile Interactive Solutions Division).

•                       The movement of certain product lines between various divisions.

In addition to the above, there were also adjustments for dual credit reporting to reflect the realigned structure. The new structure is comprised of five business segments: Industrial, Safety and Graphics, Electronics and Energy, Health Care, and Consumer.

Industrial: This business segment, previously referred to as Industrial and Transportation, is largely unchanged, except for the transfer of the Renewable Energy Division to the Electronics and Energy business segment.

Safety and Graphics: This business segment includes Architectural Markets, Building and Commercial Services, Commercial Graphics, Industrial Mineral Products, Personal Safety, and Traffic Safety and Security. This new business segment also reflects the movement of certain product lines between various divisions.

Electronics and Energy: This business segment includes Communication Markets, Electrical Markets, Electronics Markets Materials, Electronic Solutions, Infrastructure Protection, Optical Systems, Renewable Energy, and 3M Touch Systems. This new business segment also reflects the movement of certain product lines between various divisions.

Health Care: This business segment is largely unchanged, except for the movement of certain product lines between various divisions.

Consumer: This business segment, previously referred to as Consumer and Office, is largely unchanged, except for the movement of certain product lines between various divisions.

The financial information presented herein reflects, for all periods presented, the impact of this realignment. Refer to 3M’s Current Report on Form 8-K furnished on March 1, 2013 and 3M’s Current Report on Form 8-K filed on May 16, 2013 for additional information concerning the business segment and geographic area realignments effective in the first quarter of 2013.

BUSINESS SEGMENT INFORMATION	Three-months ended		Nine-months ended
NET SALES	September 30,		September 30,
(Millions)	2013	2012	2013	2012

Industrial	$2,674	$2,462	$8,012	$7,519
Safety and Graphics	1,448	1,357	4,318	4,165
Electronics and Energy	1,449	1,414	4,066	4,118
Health Care	1,328	1,259	3,975	3,811
Consumer	1,153	1,129	3,332	3,272
Corporate and Unallocated	2	1	6	4
Elimination of Dual Credit	(138)	(125)	(407)	(372)

Total Company	$7,916	$7,497	$23,302	$22,517

BUSINESS SEGMENT INFORMATION	Three-months ended		Nine-months ended
OPERATING INCOME	September 30,		September 30,
(Millions)	2013	2012	2013	2012

Industrial	$568	$568	$1,743	$1,751
Safety and Graphics	315	295	983	997
Electronics and Energy	300	291	733	807
Health Care	426	399	1,247	1,212
Consumer	247	246	719	710
Corporate and Unallocated	(87)	(93)	(249)	(355)
Elimination of Dual Credit	(30)	(28)	(89)	(82)

Total Company	$1,739	$1,678	$5,087	$5,040

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products.  Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better.  3M is the innovation company that never stops inventing.  With $30 billion in sales, 3M employs 88,000 people worldwide and has operations in more than 70 countries.

Investor Contacts:	Matt Ginter	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000